UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 8, 2013

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CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53354	26-0241222
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Clear Channel Outdoor Holdings, Inc. (“CCOH”) is an indirect, non-wholly owned subsidiary of Clear Channel Communications, Inc. (“CCU”), which is an indirect, wholly owned subsidiary of CC Media Holdings, Inc. (“CCMH”).  In accordance with the terms of the Stipulation of Settlement, dated July 8, 2013, among CCOH, a special litigation committee consisting of certain independent directors of CCOH, CCU and the other parties thereto, on November 8, 2013, CCOH (i) demanded repayment of $200 million outstanding under that certain Revolving Promissory Note dated November 10, 2005 (as amended by the First Amendment entered into on December 23, 2009 and the Second Amendment entered into on October 23, 2013), between CCU, as maker, and CCOH, as payee, and (ii) concurrently made a special cash dividend in an aggregate amount equal to $200 million (or $0.5578 per share) to its Class A and Class B stockholders of record at the close of business on November 5, 2013, including Clear Channel Holdings, Inc., an indirect subsidiary of CCMH, and CC Finco, LLC, an indirect subsidiary of CCMH.  CCOH’s Class A common stock is anticipated to go “Ex” the dividend of $0.5578 per share beginning on November 12, 2013, reflecting the payment of the dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: November 8, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary